UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 25, 2005
 Date of Report (date of earliest event reported)

DIGITAL VIDEO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28472	77-0333728
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(IRS Employer Identification Number)

430 Cambridge Avenue, Suite 110
Palo Alto, California    94306
(Address of principal executive offices including zip code)

(650) 322-8108
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Section 3 - Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 25, 2005,  Digital Video Systems, Inc. (the "Company") received a letter from the Nasdaq Stock Market ("Nasdaq") staff stating that the Company was not in compliance with Marketplace Rule 4310 (c) (14) which requires that each issuer be current in its filing requirements with the SEC and Nasdaq. The staff's letter stated that on May 25, 2005, the Company had filed an amendment to its Form 10-Q for the quarter ended March 31, 2005 which noted that a review of the Company's Condensed Consolidated Financial Statements had not been completed by the Company's independent registered public accounting firm ("Independent Auditor") as required by Rule 10-01(d) of Regulation S-X promulgated under the Securities Exchange Act of 1934. The failure to be current in its filing requirements with the SEC and Nasdaq is a basis for delisting. The Staff has recommended that the Listing Qualifications Panel consider this deficiency in determining whether the Company's common stock should be delisted from the Nasdaq SmallCap Market.

The Company's Independent Auditor was unable to complete its review of the Company's quarterly financial statements pursuant to the Statement on Auditing Standards No. 100, Interim Financial Information (SAS 100) because the Company had only recently been able to comply with the Independent Auditor's recommendation that the Company hire an interim chief financial officer to review all of the Company's accounting and financial reporting matters to insure full and proper disclosure in the Form 10-Q.

The Company retained Dean Clarke Seniff on May 24, 2005 as interim chief financial officer and on May 31, 2005, named Mr. Seniff its Chief Financial Officer. Mr. Seniff is currently reviewing all of the Company's financial and accounting reporting matters. Upon the completion of his review, the Company expects that its Independent Auditor will complete its review of the Company's quarterly financial statements as required by SAS 100.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGITAL VIDEO SYSTEMS, INC.
By:	/s/ Mali Kuo Mali Kuo Chief Executive Officer
By:	/s/ Dean C. Seniff Dean C. Seniff Chief Financial Officer

Date: June 1, 2005